Exhibit 10.14

EXECUTION COPY

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into as of the       th day of March, 2007, by and between LYN ACQUISITION CORP., a Delaware corporation (“Merger Sub”), and GRAHAM HOOD, an individual (the “Executive”).

WHEREAS, Merger Sub has entered into that certain Agreement and Plan of Merger, by and among LYN Holdings LLC, a Delaware limited liability company, LYN Holdings Corp. (“LYN Holdings”), Merger Sub and Neff Corp., a Delaware corporation (“Neff), dated as of the date hereof (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into Neff, with Neff as the surviving corporation (the “Merger”); and

WHEREAS, as a result of the Merger, the surviving corporation will succeed to the obligations of Neff and Merger Sub (and for purposes of this Agreement, (a) the term the “Company” shall refer to Merger Sub prior to the Merger and the surviving corporation in the Merger following the Merger and (b) the term the “Parties” shall refer to the Company and the Executive); and

WHEREAS, as of the effective date of the consummation of the transactions contemplated by the Merger Agreement (the “Effective Date”), the Company desires to employ the Executive as Chief Executive Officer of the Company and the Executive desires to serve the Company as its Chief Executive Officer.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.                                       Term. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to accept employment with the Company, upon the terms and subject to the conditions set forth herein, effective as of the Effective Date. In the event that the transactions contemplated by the Merger Agreement are not completed, this Agreement shall be void ab initio.

Subject to the provisions for earlier termination set forth in Section 9, the initial term of employment under this Agreement shall be for a period of thirty-six (36) months commencing on the Effective Date and shall be automatically extended for additional one (1) year periods, unless one of the Parties shall give written notice to the other on or before the date which is six (6) months prior to the expiration of the then-current term of the Agreement of such Party’s election not to so extend this Agreement (the original 36-month term the “Initial Term”, and the Initial Term as it may be extended, the “Term”).

2.                                       Employment.

(a)                          The Executive shall be employed as the Chief Executive Officer of the Company (the “CEO”). The Executive shall perform the duties and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity. The Executive shall serve on, and report directly to the Board of Directors of the Company (the “Board”).

(b)                          During the Term, the Executive shall faithfully and diligently endeavor to promote the business and best interests of the Company. Notwithstanding any other provision of this Agreement to the contrary, the Executive may also devote time to other business, personal and other pursuits so long as such pursuits do not materially interfere with his performance of his duties under this Agreement and do not conflict with his obligations under Sections 12 and 15. The Executive may, at his discretion, provide the services hereunder either at the Company’s offices or from a location other than the Company’s offices.

3.                                       Base Salary. The Company agrees to pay or cause to be paid to the Executive during the Term of this Agreement a base salary (the “Base Salary”) at the rate of $450,000 per annum. The Board may, in its discretion, increase the rate of Base Salary payable hereunder; provided, however, that any increased rate shall thereafter be the rate of “Base Salary” hereunder. Such Base Salary shall be payable in accordance with the Company’s customary practices applicable to its senior executives.

4.                                       Annual Bonus. In addition to the Base Salary, Executive shall be eligible to earn an annual cash bonus award in respect of each calendar year ending during the Term in such amount, if any, as determined within the sole discretion of the Board (the “Annual Bonus”). Such Annual Bonus shall be paid to the Executive at such time as annual bonuses are paid to other executive employees of the Company, but in no event later than March 15 of the calendar year following the calendar year to which the Annual Bonus relates.

5.                                       Equity Grant. The Company will cause LYN Holdings to grant the Executive an option to purchase 2.25% of the outstanding shares of LYN Holdings pursuant to the terms of the LYN Holdings 2007 Stock Option Plan (“Option Plan”). The terms of this award will be governed by the Option Plan and the option award agreement under which it is granted (the “Equity Documents”). LYN holdings has also reserved an additional 1% of the outstanding shares of the Company for issuance to the Executive at such time and in such amount as the Board of Directors of LYN Holdings determines in its sole discretion. The Company and Executive each acknowledges that the terms and conditions of the aforementioned Equity Documents govern Executive’s acquisition, holding, sale or other disposition of Executive’s equity in LYN Holdings, and all of Executive’s and LYN Holdings rights with respect thereto, notwithstanding any provision of this Agreement to the contrary,

6.                                       Employee Benefits. During the Term, the Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to employees generally including, without limitation all pension, retirement, 401 (k), profit sharing, savings, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans. The Executive’s participation in such plans, practices and programs shall be on the same basis and terms as are applicable to other key executives of the Company generally.

7.                                       Executive Benefits. During the Term, the Executive shall be entitled to participate in all executive benefit or incentive compensation plans now maintained or hereafter established by the Company for the purpose of providing compensation and/or benefits to executives of the Company, including, but not limited to, the Company’s equity incentive plan(s), and any supplemental retirement, salary continuation, stock option, deferred compensation, supplemental medical or life insurance or other bonus or incentive compensation plans. Unless otherwise provided herein, or in the terms of such executive benefit or incentive compensation plans, the Executive’s participation in such plans shall be on substantially the same basis and terms as other key executives of the Company, but (except with respect to any equity incentive or stock option plans) in no event on a basis less favorable in terms of benefit levels or reward opportunities applicable to the Executive as of the Effective Date. No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of the Executive’s entitlements hereunder. Notwithstanding any other provision of this Agreement, the Company shall use its commercially reasonable best efforts to obtain shareholder approval in a manner consistent with Section 280G of the Code with respect thereto upon a change in control of the Company, and the Executive shall reasonably cooperate with the Company in connection therewith.

8.                                       Other Benefits.

(a)                          Fringe Benefits and Perquisites. The Executive shall be entitled to receive all fringe benefits and perquisites generally made available by the Company to key executives.

(b)                          Expenses. The Executive shall be entitled to receive prompt reimbursement of all expenses reasonably incurred by him in connection with the performance of his duties hereunder in accordance with the Company’s applicable expense reimbursement policies and procedures.

9.                                       Vacation and Sick Leave. At such times as the Board shall in its reasonable discretion permit, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, in accordance with the following:

(a)                          During the Term, the Executive shall be entitled to annual vacation in any calendar year of four weeks, to be taken in accordance with the policies as periodically established by the Company.

(b)                          The Executive shall be entitled to sick leave (without loss of pay) in accordance with the Company’s policies as in effect from time to time.

10.                                Termination. The Executive’s employment hereunder may be terminated under the following circumstances:

(a)                          Disability. The Company may terminate the Executive’s employment after having established the Executive’s Disability. For purposes of this Agreement, “Disability” means a physical or mental infirmity which impairs the Executive’s ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days. A determination of Disability shall be made by a physician satisfactory to both the Executive and the Company, which physician’s determination as to Disability shall be made within 10 days of the request therefor and shall be binding on all parties; provided, however, that if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and these two together shall select a third physician, which third physician’s determination as to Disability shall be binding on all parties. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period during the Term of this Agreement and prior to the establishment of the Executive’s Disability during which the Executive is unable to work due to a physical or mental infirmity. Notwithstanding anything contained in this Agreement to the contrary, until the Termination Date specified in a Notice of Termination (as each term is hereinafter defined) relating to the Executive’s Disability, the Executive shall be entitled to return to his position with the Company as set forth in this Agreement in which event no Disability of the Executive will be deemed to have occurred.

(b)                          Cause. The Company may terminate the Executive’s employment for “Cause.” For purposes of this Agreement, the Company shall be deemed to have terminated the Executive’s employment for “Cause” in the event that the Executive’s employment is terminated for any of the following reasons: (i) the Executive’s commission of an act of fraud, intentional misrepresentation or willful misconduct or an act of embezzlement, misappropriation, or conversion of assets of the Company; (ii) the Executive’s dishonesty or willful misconduct in the performance of duties or breach of fiduciary duty against the Company; (iii) the Board’s determination that the Executive failed to carry out, or comply with, in any material respect, any lawful and reasonable directive of the Board consistent with the terms of this Agreement; (iv) the Executive’s conviction, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude, or other willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses); or the Executive’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing the Executive’s duties and responsibilities; provided, however, that notwithstanding the foregoing, the Company shall provide the Executive with notice and a ten (10) business day period to cure the event or failure constituting Cause, to the extent that such event or failure is able to be cured.

(c)                           Good Reason. The Executive may terminate his employment for “Good Reason.” For purposes of this Agreement, Good Reason shall mean the occurrence of any of the events or conditions described in this Section 10(c) (provided that the Executive notifies the Company in writing of such event within ten (10) business days following the occurrence thereof):

(i)                                   the nature of Executive’s duties or the scope of Executive’s responsibilities as provided in Section 2(a) above is materially modified by the Company without Executive’s written consent where such material modification constitutes a demotion of Executive or a substantial reduction in Executive’s responsibilities;

(ii)                                a reduction in the Executive’s Base Salary as provided in Section 3;

(iii)                             any material breach by the Company of any provision of this Agreement that has not been cured within thirty (30) days following receipt by the

Company of written notice thereof from the Executive specifically identifying such material breach;

(iv)                             in connection with any Change in Control, (A) the purchaser does not assume the severance provisions set forth in Section 11 (including corresponding definitions) (or substitute substantially identical severance provisions) with respect to the Executive and (B) the Executive does not accept employment with such purchaser in connection with the Change in Control;

(v)                                the Company requires the Executive to be based at any office located more than twenty five (25) miles from the office where the Executive is currently based without the Executive’s consent; or

(vi)                             failure of the Executive to report directly to the Board as provided in Section 2(b) or a reduction in the Executive’s title as provided in Section 2(a) above without the Executive’s consent.

The Executive’s right to terminate his employment pursuant to this Section 10(c) shall not be affected by his incapacity due to the Executive’s Disability if such Disability occurs after the event or condition giving rise to Executive’s right to terminate his employment pursuant to this Section 10(c).

(d)                          Change in Control Definition. For purposes of this Agreement, a “Change in Control” shall mean a change in ownership or control of the Company following the Effective Date effected through a transaction or series of transactions (other than an offering of common stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act of 1934 (the “Exchange Act”)) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries, Lightyear Capital or any of its affiliates (collectively, “Lightyear”) or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company or Lightyear) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition. For the avoidance of doubt, the transactions contemplated by the Merger Agreement shall not constitute a Change in Control.

(e)                           Notice of Termination. Any purported termination by the Company or by the Executive shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated. For purposes of this Agreement, no such purported termination of employment shall be effective without such Notice of Termination.

(f)                            Termination Date, Etc. “Termination Date” shall mean in the case of the Executive’s death, his date of death, or in all other cases, the date specified in the Notice of Termination subject to the following:

(i)                                      If the Executive’s employment is terminated by the Company due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days after the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days and

(ii)                                      If the Executive’s employment is terminated by the Executive (whether or not for Good Reason), the date specified in the Notice of Termination shall not be less than sixty (60) days from the date the Notice of Termination is given to the Company.

11.                                Compensation Upon Termination. Upon termination of the Executive’s employment during the Term of this Agreement (including any extensions thereof), the Executive shall be entitled to the following benefits:

(a)                          If the Executive’s employment is terminated by the Company for Cause or by the Executive (other than for Good Reason, and including Executive’s nonextension of the Term pursuant to Section 1), the Company shall pay the Executive all amounts earned or accrued hereunder through the Termination Date but not paid as of the Termination Date, including (i) Base Salary, (ii) reimbursement for any and all monies advanced or expenses incurred in connection with the Executive’s employment for reasonable and necessary expenses incurred by the Executive on behalf of the Company for the period ending on the Termination Date, (iii) accrued vacation pay, (iv) any earned but unpaid Annual Bonuses for any year completed prior to the date of such termination, and (v) any previous compensation which the Executive has previously deferred (including any interest earned or credited thereon) (collectively, “Accrued Compensation”).

(b)                          If the Executive’s employment with the Company is terminated by reason of his death or Disability, then, in addition to Accrued Compensation, the Company shall provide Executive with benefits or payments under any applicable disability or life insurance benefit plans, programs or arrangements maintained by the Company, which benefits shall be provided and amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements.

(c)                           If the Executive’s employment by the Company shall be terminated (1) by the Company other than for Cause, death or Disability, (2) by the Executive for Good Reason, or (3) due to the Company’s nonextension of the Initial Term or the Term as extended thereafter pursuant to Section 1 hereof, then the Executive shall (subject to the Executive’s execution and non-revocation of a general waiver and release of claims agreement substantially in the form attached hereto as Appendix A) be entitled to the benefits provided below:

(i)                                         the Company shall pay the Executive all Accrued Compensation;

(ii)                                      the Company shall pay the Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, in thirty-six (36) monthly installments, an aggregate amount in cash equal to two (2) times the sum of (A) Executive’s Base Salary as in effect on the Termination Date, and (B) the highest annual bonus amount paid to Executive with respect to any of the three (3) calendar years preceding the year in which the Termination Date occurs;

(iii)                                   for a period beginning on the Termination Date and ending on the earlier of (A) the second anniversary of the Termination Date and (B) the date on which the Executive violates any restrictive covenant set forth in Section 12 or Section 15 hereof, the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits which were being provided to the Executive at the time Notice of Termination is given (or, if the Executive is terminated following a Change in Control, the benefits provided to the Executive at the time of the Change in Control, if greater). The benefits provided in this Section 1 l(c)(iii) shall be no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage provided the Executive under the plans providing such benefits at the time Notice of Termination is given (or, if the Executive is terminated following a Change in Control, at the time of the Change in Control if more favorable to the Executive). The Company’s obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer’s benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverage of the combined benefit plans is no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage required to be provided hereunder. This Section 1 l(c)(iii) shall not be interpreted so as to limit any benefits to which the Executive or his dependents may be entitled under any of the Company’s employee benefit plans, programs or practices following the Executive’s termination of employment, including, without limitation, retiree medical and life insurance benefits; and

(iv)                                  for a period beginning on the Termination Date and ending on the earlier of (A) the second anniversary of the Termination Date and (B) the date on which the Executive violates any restrictive covenant set forth in Section 12 or Section 15 hereof, the Company shall at its expense continue on behalf of the Executive the car allowance which was being provided to the Executive at the time Notice of Termination is given (or, if the Executive is terminated following a Change in Control, the car allowance provided to the Executive at the time of the Change of Control, if greater). The Company’s obligation hereunder with respect to the car allowance shall terminate if the Executive receives a car allowance pursuant to a subsequent employer’s benefit plans or practices.

(d)                          The amounts provided for in Sections 11(a) and 11(c)(i) shall be paid as soon as reasonably practicable after the Executive’s Termination Date (and in no event later than 30 days after the Termination Date occurs).

(e)                           The Executive shall not be required to mitigate the amount of any payment, benefit or other Company obligation provided for in this Agreement by seeking other employment or otherwise and no such payment, benefit or other Company obligation shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.

(f)                            Notwithstanding any other provision of this Agreement to the contrary, to the extent that the Company determines that any compensation or benefits payable under this Agreement are subject to Section 409A of the Internal Revenue Code (the “Code”), this Agreement shall incorporate the terms and conditions required so as to avoid taxation under Code Section 409A(a)(l). Notwithstanding any other provision of this Agreement to the contrary, to the extent applicable, this Agreement shall be interpreted so as not to subject any payment to tax under Code Section 409A(a)(l) in accordance with Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other such guidance that may be issued after the Effective Date (“Guidance”), provided that no such interpretation shall result in the payment of amounts less than the aggregate amounts the Executive is otherwise entitled to receive under this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the Effective Date the Company reasonably determines that any compensation or benefits payable under this Agreement may be subject to tax under Code Section 409A(a)(l) pursuant to the Guidance or otherwise, the Company may (but shall not be required to) adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other actions necessary or appropriate to exempt the compensation and benefits payable under this Agreement from tax under Section 409A(a)(l) of the Code and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement, provided that no such interpretation shall result in the payment of amounts less than the aggregate amounts the Executive is otherwise entitled to receive under this Agreement.

12.                                Non-Disparagement. In addition, the Executive agrees not to disparage the Company, any of its products or practices, or any of its directors, officers, agents, representatives, stockholders or affiliates, either orally or in writing, at any time.

13.                                Indemnification.

(a)                          General. The Company agrees that if the Executive is made a party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that the Executive is or was a director or officer of the Company or any subsidiary thereof or is or was serving at the request of the Company or any subsidiary thereof as a director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, employee or agent while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law, as the same exists or may hereafter be amended, against all Expenses (as hereinafter defined) incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if the Executive has ceased to be an officer, director, or agent, or is no longer employed by the Company and shall inure to the benefit of his heirs, executors and administrators; provided, however, that the Executive shall not be so indemnified for any Proceeding which shall have been adjudicated to have arisen out of or been based upon his willful misconduct, bad faith, gross negligence or reckless disregard of duty or his failure to act in good faith in the reasonable belief that his action was in the best interests of the Company. For the avoidance of doubt, the Executive and the Company hereby acknowledge and agree that, notwithstanding any other provision hereof, this Section 13 shall not apply with respect to any dispute, claim or controversy arising under or relating to this Agreement.

(b)                          Expenses. As used in this Agreement, the term “Expenses” shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements, and costs, attorneys’ fees, accountants’ investigations, and any expenses of establishing a right to indemnification under this Agreement.

(c)                           Enforcement. If a claim or request for indemnification under this Section 13 is not paid by the Company or on its behalf, within thirty (30) days after a written claim or request has been received by the Company, the Executive may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, the Executive shall be entitled to be paid also the expenses of prosecuting such suit. All obligations for indemnification hereunder shall be subject to, and paid in accordance with, applicable Delaware law.

(d)                          Partial Indemnification. If the Executive is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Executive for the portion of such Expenses to which Executive is entitled.

(e)                           Advances of Expenses. Expenses incurred by the Executive in connection with any Proceeding shall be paid by the Company in advance upon request of the Executive that the Company pay such Expenses and upon the Executive’s delivery of an undertaking to reimburse the Company for Expenses with respect to which the Executive is not entitled to indemnification.

(f)                            Notice of Claim. The Executive shall give to the Company notice of any claim made against him for which indemnification will or could be sought under this Agreement, but the failure of the Executive to give such notice shall not relieve the Company of any liability the Company may have to the Executive except to the extent that the Company is prejudiced thereby. In addition, the Executive shall give the Company such information and cooperation as it may reasonably require and as shall be within the Executive’s power and at such time and places as are convenient for the Executive.

(g)                           Defense of Claim. With respect to any Proceeding as to which the Executive notifies the Company of the commencement thereof:

(i)                                   The Company will be entitled to participate therein at its own expense;

(ii)                                Except as otherwise provided below, to the extent that it may wish, the Company will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Executive. The Executive also shall have the right to employ his own counsel in such action, suit or proceeding if he reasonably concludes that failure to do so would involve a conflict of interest between the Company and the Executive, and under such circumstances the fees and expenses of such counsel shall be at the expense of the Company; and

(iii)                             The Company shall not be liable to indemnify the Executive under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would not include a full and unconditional release of the Executive without the Executive’s prior written consent. Neither the Company nor the Executive will unreasonably withhold or delay their consent to any proposed settlement.

(h)                          Non-exclusivity. The right to indemnification and the payment of Expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Agreement shall not be exclusive of any other right which the Executive may have or hereafter may acquire under any statute, provision of the declaration of trust or certificate of incorporation or by-laws of the Company or any subsidiary, agreement, vote of shareholders or disinterested directors or otherwise.

14.                               Successors and Assigns.

(a)                          This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. In connection with any Change in Control, the Company shall further require any successor or assign to expressly agree to pay all legal fees and related expenses incurred by the Executive following such Change is Control as they become due as result of (i) the Executive’s termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment) or (ii) the Executive’s seeking to obtain or enforce any right or benefit provided by this Agreement. The term “the Company” as used herein shall include such successors and assigns. The term “successors and assigns” as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

(b)                          Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal personal representative.

15.                               Covenant Not to Compete.

(a)                          In connection with the Merger, the Executive acknowledges and agrees that: (i) Executive will receive substantial consideration for his shares of common stock of the Company, in the form of cash pursuant to the Merger Agreement and the opportunity to reinvest a significant amount of cash into shares of common stock of the Company or the holding company thereof (“Common Stock”), which Common Stock will materially benefit Executive; (ii) it is essential to the success of the Company following the Merger and the enterprise of the Company in the future that the Common Stock that is being transferred to Executive in connection with the Merger be protected by non-competition agreements of the type set forth below; (iii) holders of Common Stock would suffer significant and irreparable harm from such Executive competing with the business of the Company for a period of time after the Merger or after the termination of Executive’s employment with the Company; (iv) in connection with the

Merger, and in the course of Executive’s employment with the Company, Executive will be provided with access to sensitive and proprietary information about the clients, prospective clients, knowledge capital and business practices of the Company, and has been and will be provided with the opportunity to develop relationships with clients, prospective clients, employees and other agents of the Company, and Executive further acknowledges that such proprietary information and relationships are extremely valuable assets in which the Company has invested and will continue to invest substantial time, effort and expense and which represent a significant component of the value of the Merger to the other owners of the Company. In recognition of all of the foregoing, ancillary to the Merger, the Executive agrees that during the period beginning on the Effective Date and ending on the third anniversary following the termination of Executive’s employment with the Company for any reason (the “Non-Compete Term”) the Executive shall not:

(i)                            Either directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, firm, partnership, corporation, business, group or other entity (each, a “Person”), engage in any Competing Business, whether as an employee, consultant, partner, principal, agent, representative, stockholder or other individual, corporate, or representative capacity, or render any services or provide any advice or substantial assistance to any such Person that engages in a Competing Business. “Competing Businesses” shall include any business which rents construction or industrial equipment, or in any other business in which the Company is engaging, or in which the Company has taken concrete and significant steps towards engaging, at the time of the Executive’s termination of employment, in each case in the geographic areas in which the Company operates or has taken significant steps towards operating; provided, however, that notwithstanding the foregoing, the Executive may make passive investments in up to 5% of the outstanding publicly traded common stock of an entity which operates a Competing Business. In addition, notwithstanding the foregoing, the Executive shall not be deemed to violate this covenant if he has a role with a Person that engages in a Competing Business if his role is limited to the departments, divisions, affiliates, subsidiaries or other units of such Person that do not engage in the Competing Business.

(ii)                         Either directly or indirectly, for himself or on behalf of or in conjunction with any other Person, solicit, hire or divert any Person who is, or who is, at the time of termination of the Executive’s employment, or has been within six (6) months prior to the time of termination of Executive’s employment, an employee of the Company or any of its subsidiaries for the purpose or with the intent of enticing such employee away from the employ of the Company or any of its subsidiaries.

(iii)                      Either directly or indirectly, for himself or on behalf of or in conjunction with any other Person, solicit, hire or divert any Person who is, or who is, at the time of termination of the Executive’s employment, or has been within six (6) months prior to the time of termination of Executive’s employment, a customer or supplier of the Company or any of its subsidiaries for the purpose or with the intent of (A) inducing or attempting to induce such Person to cease doing business with the Company or (B) in any way interfering with the relationship between such Person and the Company.

In addition to the foregoing, the Executive shall not make any Unauthorized Disclosure. For purposes of this Agreement, “Unauthorized Disclosure” shall mean disclosure by the Executive without the prior written consent of the Board to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company or as may be legally required, of any confidential information obtained by the Executive while in the employ of the Company (including, but not limited to, any confidential information with respect to any of the Company’s customers or methods of distribution); provided, however, that such term shall not include the use or disclosure by the Executive, without consent, of any information known generally to the public (other than as a result of disclosure by him in violation of this provision).

(b)                          Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, the Executive agrees: (i) that the foregoing covenants, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law, in equity or under this Agreement, may be enforced by the Company in the event of the breach or threatened breach by the Executive, by injunctions and/or restraining orders; (ii) that in the event any material breach by the Executive of any of the foregoing covenants occurs while the Executive is receiving payments under Section 11(c)(ii), the Company may cease making payments thereunder and the Executive must repay all amounts previously received from the Company thereunder; and (iii) to repay all amounts received, if any, from the Company or any of its affiliates with respect to the purchase of Common Stock from the Executive in connection with the termination of the Executive’s employment with the Company. If the Company is involved in court or other legal proceedings to enforce the covenants contained in this Section 15, then in the event the Company prevails in such proceedings, the Executive shall be liable for the payment of reasonable attorneys’ fees, costs and ancillary expenses incurred by the Company in enforcing its rights hereunder.

(c)                           The covenants in this Section 15 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent that such court deems reasonable, and the Agreement shall thereby be reformed to reflect the same.

(d)                          All of the covenants in this Section 15 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Executive against the Company whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period following the termination of the Executive’s employment with the Company during which the agreements and covenants of the Executive made in this Section

15 shall be effective, shall be computed by excluding from such computation any time during which the Executive is in violation of any provision of this Section 15.

(e)                           Notwithstanding any of the foregoing, if any applicable law, judicial ruling or order shall reduce the time period during which the Executive shall be prohibited from engaging in any competitive activity described in Section 15 hereof, the period of time for which the Executive shall be prohibited pursuant to Section 15 hereof shall be the maximum time permitted by law.

16.                               Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the President. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

17.                               Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

18.                               Settlement of Claims. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

19.                               Survival. The agreements and obligations of the Company and the Executive made in Sections 11, 12, 13, 14, 15, 17, 18 and 19 of this Agreement shall survive the expiration or termination of this Agreement; provided, that, for the avoidance of doubt, the Parties acknowledge and agree that any Company obligations pursuant to Section 11 shall only so survive to the extent that a termination of the Executive’s employment giving rise to an obligation of the Company under Section 11 occurs prior to the expiration or termination of this Agreement.

20.                               Federal Income Tax Withholding. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

21.                               Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

22.                               Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without giving effect to the conflict of law principles thereof.

23.                               Jurisdiction and Venue. Each of the parties to this Agreement hereby (a) consents to personal jurisdiction in any suit, claim, action or proceeding relating to or arising under this Agreement which is brought in any local or federal court in the State of Florida, (b) consents to service of process upon such party in the manner set forth in Section 16 hereof, and (c) waives any objection such party may have to venue in any such Florida court or to any claim that any such Florida court is an inconvenient forum.

24.                               Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

25.                               Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

26.                               Stockholders Agreement. The Management Stockholders Agreement to be entered into among the Company and certain of its stockholders, including the Executive, on the terms set forth on Exhibit A hereto, with such other terms and conditions as shall be acceptable to the Company and the Executive, and any successor thereto (the “Stockholders Agreement”) shall govern the rights and duties with respect to the matters addressed therein. If there is any conflict between this Agreement and the Stockholders Agreement with respect to the matters addressed by the Stockholders Agreement, the Stockholders Agreement shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

EXECUTIVE

/s/ Graham Hood
Graham Hood

APPENDIX A

Release and Waiver of Claims

1.                                      In consideration for the payments provided for under the Employment Agreement between me, Graham Hood, and LYN Acquisition Corp. dated March [    ], 2007 (the “Employment Agreement”), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I hereby agree on behalf of myself, my spouse, agents, assignees, attorneys, successors, assigns, heirs and executors, to fully and completely release LYN Acquisition Corp (which term shall be deemed to include LYN Acquisition Corp and all subsidiary and affiliated and successor companies of LYN Acquisition Corp or other entity in which LYN Acquisition Corp or its subsidiaries or affiliates has an equity interest in excess of ten percent (10%)), its predecessors and successors and all of their respective past and/or present officers, directors, partners, members, managing members, managers, employees, agents, representatives, administrators, attorneys, insurers and fiduciaries in their individual and/or representative capacities (hereinafter collectively referred to as the “Company Releasees”), from any and all causes of action and claims whatsoever, which I or my heirs, executors, administrators, successors and assigns ever had, now have or may have against the Company Releasees or any of them, in law, admiralty or equity, whether known or unknown to me, for, upon, or by reason of, any matter, action, omission, course or thing in connection with or in relationship to: (a) my employment or other service relationship with LYN Acquisition Corp; (b) the termination of any such employment or service relationship; (c) any applicable employment, benefit, compensatory or equity arrangement with LYN Acquisition Corp occurring or existing up to the date this Release is signed; and (d) any equity or stock plans of LYN Acquisition Corp, subject to the provisions of paragraph 3 of this Release, below (such released claims are collectively referred to herein as the “Released Claims”).

2.                                      The Released Claims include, without limitation of the language of paragraph 1, (i) any and all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment or otherwise and (ii) any claims for wrongful discharge breach of contract, fraud, misrepresentation or any claims relating to benefits, compensation or equity, or any other claims under any statute, rule or regulation or under the common law, including compensatory damages, punitive damages, attorney’s fees, costs, expenses and all claims for any other type of damage or relief.

3.                                      The Released Claims shall not include any vested benefits which I hold under any LYN Acquisition Corp pension or welfare benefit plan nor any rights to receive the payments and benefits promised me under the Employment Agreement, unless and until such payments and benefits are provided to the full extent set forth in the Employment Agreement.

4.                                      I expressly understand and agree that the obligations of LYN Acquisition Corp as set forth in the Employment Agreement are in lieu of any and all other amounts which I might be, are now, or may become, entitled to receive from LYN Acquisition Corp upon any claim released herein and, without limiting the generality of the foregoing (and except as otherwise provided in paragraph 3 of this Release), I expressly waive any right or claim that I may have or assert with respect to any employment, benefit, compensatory or equity arrangement with LYN Acquisition Corp, and any damages and/or attorney’s fees and costs.

5.                                      To ensure that the provisions of this Release are fully enforceable in accordance with its terms, I agree to waive any and all rights of Section 1542 of the California Civil Code (to the extent applicable) as it exists from time to time or a successor provision thereto, which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

In addition, to ensure that the provisions of this Release are fully enforceable in accordance with its terms, I agree to waive any protection that may exist under any comparable or similar statute and under any principle of common law of the Untied States or any and all states, or any foreign jurisdiction.

6.                                      I represent that I have read carefully and fully understand the terms of this Release and that I have been advised by this writing to consult with an attorney and further have had the opportunity to consult with an attorney prior to signing this Release. I further acknowledge that I fully understand the Release that I am signing. I acknowledge that I am signing this Release voluntarily and knowingly and that I have not relied on any representations, promises or agreements of any kind made to me in connection with my decision to accept the terms of this Release, other than those set forth in this Release. I acknowledge that I have been given at least twenty-one (21) days to consider whether I want to sign this Release.

7.                                      I acknowledge that the federal Age Discrimination in Employment Act gives me the right to revoke this Release within seven (7) days after it is signed by me. I further acknowledge that I will not receive any payments or benefits due to me under the Employment Agreement before the seven (7) day revocation period under the Age Discrimination in Employment Act (the “Revocation Period”) has passed and then, only if I have not revoked this Release. To the extent I have executed this Release within less than twenty-one (21) days after its delivery to me, I hereby acknowledge that my decision to execute this Release prior to the expiration of such twenty-one (21) day period was entirely voluntary.

[Continued on next page]

This Release shall take effect on the first business day following the expiration of the Revocation Period, provided this Release has not been revoked by me as provided above, during such Revocation Period.

Graham Hood

Date:

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is entered into as of September 30, 2010 (this “Amendment”), by and between GRAHAM HOOD (the “Executive”) and NEFF CORP., a corporation organized and existing under the laws of the State of Delaware (the “Company”). The Company and the Executive are sometimes referred to herein, each, a “Party” and, collectively, the “Parties.”

W I T N E S S E T H:

WHEREAS, the Executive is currently employed as Chief Executive Officer of the Company pursuant to an employment agreement dated as of March 2007 between the Executive and the Company (as successor by merger with Lyn Acquisition Corp.) (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Employment Agreement”);

WHEREAS, the Debtors (as defined below) are parties to (a) that certain Backstop Unit Purchase Agreement, dated as of July 22, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, and including any exhibits, schedules and annexes attached thereto, the “Backstop Unit Purchase Agreement”), with the entities and persons parties thereto from time to time as “Backstop Parties” thereunder; and (b) that certain Asset Purchase Agreement dated as of September 22, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, and including any exhibits, schedules and annexes attached thereto, the “Purchase Agreement”), with Reorganized Neff, L.L.C., a Delaware limited liability company (together with its successors and permitted assigns thereunder, individually and collectively (as the context may require), the “Buyer”);

WHEREAS, the Company and certain of its affiliates (collectively, the “Debtors”) have commenced bankruptcy cases under chapter 11 of title 11 of the Bankruptcy Code, 11 U.S.C. §§ 101-1532 (as amended, the “Bankruptcy Code”) jointly administered under the caption In re Neff Corp., Case No. 10-12610 (SCC) (Bankr. S.D.N.Y.), pursuant to which the Company has filed the Debtors’ Third Amended Joint Plan Pursuant to Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York on September 20, 2010 (including any modifications, amendments, supplements, or revisions thereto, the “Plan”), in furtherance of, among other things, the transactions contemplated by such transactions, together with all of the other transactions described in or contemplated by the Plan, the Backstop Unit Purchase Agreement and the Purchase Agreement (such transaction, together with all of the other transactions described in or contemplated by the Plan, collectively, the “Restructuring”);

WHEREAS, the Executive desires for the Company to assume the Employment Agreement, and to assign and transfer the Employment Agreement to the Buyer, in each case pursuant to (and subject to the terms and conditions of) the Plan and the Purchase Agreement; and

WHEREAS, in connection with such assumption, assignment and transfer of the Employment Agreement, the Parties desire to amend the Employment Agreement in certain respects on the terms set forth herein.

NOW THEREFORE, in consideration of the promises and the mutual covenants and obligations contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, subject to the terms and conditions set forth herein, agree as follows:

1.                                      Definitions. All references in the Employment Agreement to “this Agreement” shall be deemed to refer to the Employment Agreement as amended by this Amendment. Capitalized terms not defined herein shall have the meanings set forth for such terms in the Employment Agreement.

2.                                      Amendments. The Parties hereby agree that, effective upon the Effective Date (as defined in the Plan), the Employment Agreement shall be amended (without any further action on the part of, or notice to, either of the Parties or any other person or entity) as follows:

(a)                         Section 5 of the Employment Agreement is amended and restated in its entirety to read as follows:

“5.                [Intentionally Deleted.]”

(b)                         Section 7 of the Employment Agreement is amended and restated in its entirety to read as follows:

“7.                Executive Benefits. The Executive shall be entitled to participate in all executive benefit or incentive compensation plans maintained as of the Restructuring Effective Date (after giving effect to the transactions contemplated by the Restructuring) or thereafter established from time to time by the Company for the purpose of providing compensation and/or benefits to executives of the Company, including, but not limited to, the Company’s equity incentive plan(s), and any supplemental retirement, salary continuation, deferred compensation, supplemental medical or life insurance or other bonus or incentive compensation plans. Unless otherwise provided herein, or in the terms of such executive benefit or incentive compensation plans, the Executive’s participation in such plans shall be on substantially the same basis and terms as other key executives of the Company, but (except with respect to any equity incentive plans) in no event on a basis less favorable in terms of benefit levels or reward opportunities applicable to the Executive on the Restructuring Effective Date and after giving effect to the transactions contemplated by the Restructuring. No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of the Executive’s entitlements hereunder. Notwithstanding any other provision of this Agreement, the Company shall use its commercially reasonable best efforts to obtain member

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approval in a manner consistent with Section 280G of the Code with respect thereto upon a change in control of the Company, and the Executive shall reasonably cooperate with the Company in connection therewith.”

(c)                          Section 10(c) of the Employment Agreement is amended by adding the following paragraph to the end of Section 10(c):

“Without limiting the penultimate sentence of Section 10(d), neither the existence of the Restructuring, the consummation of the Restructuring nor any action taken by (or omission of) the Company on or prior to the Effective Date in connection with the Restructuring shall (i) constitute Good Reason, (ii) provide grounds for a finding that Good Reason exists, or (iii) establish any element of Good Reason.”

(d)                         Section 10(d) of the Employment Agreement is amended and restated in its entirety to read as follows:

“(d)           Change in Control Definition. For purposes of this Agreement, a “Change in Control” shall mean a change in ownership or control of the Company following the Restructuring Effective Date effected through a transaction or series of transactions (other than an offering of common stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than the Company, any of its subsidiaries, Wayzata Investment Partners, LLC or any of its affiliates or Related Funds (collectively, “Wayzata”), any employee benefit plan maintained by the Company or any of its subsidiaries, or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company or Wayzata), directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition. Neither the existence of the Restructuring, the consummation of the Restructuring nor any action taken by (or omission of) the Company on or prior to the Effective Date in connection with the Restructuring shall (x) constitute a Change in Control, (y) provide grounds for finding that a Change in Control occurred or otherwise exists or (z) establish any element of a Change in Control.

(e)                          Section 11(c) of the Employment Agreement is amended by deleting the parenthetical “(subject to the Executive’s execution and non-revocation of a general waiver and release of claims agreement substantially in the form attached hereto as Appendix A).”

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(f)                           Section 11(c)(ii) of the Employment Agreement is amended and restated in its entirety to read as follows:

“(ii) the Company shall pay the Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, in thirty-six (36) monthly installments beginning on the payroll coincident with or immediately following the Termination Date, but delayed as required pursuant to Section 11(h), payable in accordance with the Company’s payroll procedures and subject to applicable withholding, an aggregate amount in cash equal to two (2) times the sum of (A) the Executive’s Base Salary as in effect on the Termination Date and (B) the highest annual bonus amount paid to the Executive with respect to any of the three (3) calendar years preceding the year in which the Termination Date occurred.”

(g)                          Section 11 of the Employment Agreement is amended by deleting section (e) in its entirety and replacing it with the following:

“In the event the Executive accepts other employment or is engaged as an independent contractor at any time during the thirty-six (36)-month period following the Termination Date, the Company shall be entitled to reduce the amount of severance benefits and/or payments the Company is required to pay under any of Sections 11(c)(ii)-(iv) by an amount equal to the total compensation received or receivable by the Executive pursuant to such new employment or engagement.”

(h)                         Section 11 of the Employment Agreement is further amended by adding the following new paragraphs to the end of such Section:

“(g)            In the event that the Executive breaches any of the covenants, terms or provisions of Section 12 or Section 15 hereof, without limiting any other rights that the Company may have, the Company’s obligation to provide payments and benefits as set forth in Sections 11(c)(ii)-(iv) shall immediately terminate (without any further action on the part of, or notice to, either of the parties hereto or any other person or entity).

(h)                 Any and all amounts payable and benefits or additional rights provided pursuant to Section 11 beyond the Accrued Compensation shall be expressly conditioned upon Executive executing and delivering to the Company a written general release of claims in favor of the Companies, substantially in the form attached hereto as Appendix A (the “General Release”), and shall only be payable or provided if Executive executes, delivers to the Company and does not revoke the General Release within sixty (60) days following the Termination Date. Notwithstanding anything to the contrary herein, such payments or benefits shall not be paid or provided until the payroll immediately following the date the General Release is executed, delivered to the Company and no longer

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subject to revocation, with the first such payment being in an amount equal to the amount to which Executive would otherwise have been entitled or to reimburse the Executive for amounts otherwise paid for benefits during the period following the Termination Date that otherwise would have been paid by the Company if such deferral had not been required; provided, however, that any such amounts that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code shall only be paid or provided, or begin to be paid or provided, on the sixtieth (60th) day following the Termination Date (and then only if the General Release is executed, delivered to the Company and no longer subject to revocation by such date), and if such payments are required to be so deferred, the first payment shall be in an amount equal to the total amount to which Executive would otherwise have been entitled or to reimburse Executive for amounts otherwise paid for benefits during the period following the Termination Date that otherwise would have been paid by the Company if such deferral had not been required.

(i)                     A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service” within the meaning of Section 409A of the Code.

(j)                    To the extent any reimbursements or in-kind benefits under this Agreement constitute “non-qualified deferred compensation” for purposes of Section 409A of the Code, (i) all such expenses, benefits or other reimbursements under this Agreement shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by the Executive, (ii) any right to such reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit, and (iii) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.

(k)                 For purposes of Section 409A of the Code, the Executive’s right to receive any installment payment pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(l)                     Unless this Agreement provides a specified and objectively determinable payment schedule to the contrary, to the extent that any

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payment of Base Salary or other compensation is to be paid for a specified continuing period of time beyond the date of the Executive’s termination of employment, the payments of such Base Salary or other compensation shall be made in monthly installments.

(m)             The intent of the parties is that payments and benefits under this Agreement comply with or be exempt from Section 409A of the Code and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith or exempt therefrom. Executive acknowledges that the Company has made no representations as to the treatment of the compensation and benefits provided hereunder.”

(i)                             Sections 13(a) and 13(c) of the Employment Agreement are amended by inserting, following the words “Delaware law” contained in such Sections, the following additional words: “(assuming, for purposes of this Section 13, that the Company is a Delaware corporation)”.

(j)                            Section 15(b)(ii) of the Employment Agreement is amended and restated in its entirety to read as follows:

“(ii) in the event of any material breach by the Executive of any of the foregoing covenants of Section 15 occurs while the Executive is receiving payments or benefits under any of Sections 11(c)(ii)-(iv), the Company’s obligation to provide payments and benefits thereunder shall immediately terminate (without any further action on the part of, or notice to, either of the parties hereto or any other person or entity) and the Executive must repay all amounts previously received from the Company under Section 11(c)(ii);”.

(k)                         Section 15(b)(iii) of the Employment Agreement is amended by deleting the words “Common Stock” set forth in such Section and inserting, in lieu thereof, the words “limited liability company interests of the Company or any of its direct or indirect parent entities”.

(l)                             Section 15(b) of the Employment Agreement is further amended by adding the following new sentence to the end of such Section 15(b):

“In the event the Executive accepts other employment or is engaged as an independent contractor at any time during the Non-Compete Term, the Company shall be entitled to reduce the amount of payments or benefits under Sections 11(c)(ii)-(iv) the Company is required to pay by an amount equal to the total compensation received or receivable by the Executive pursuant to such new employment or engagement.”

(m)                     Section 16 of the Employment Agreement is amended by deleting the phrase “to the attention of the President” set forth therein and inserting, in lieu thereof,

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the words “to the attention of an executive officer of the Debtors other than the Chief Executive Officer and the President.”

(n)                         Section 26 of the Employment Agreement is deleted in its entirety and replaced with the following new Section 26:

“Notwithstanding any other provision of this Agreement to the contrary, in the event that any payment that is either received by the Executive or paid by the Company on the Executive’s behalf or any property, or any other benefit provided to the Executive under this Agreement or under any other plan, arrangement or agreement with the Company or any other person whose payments or benefits are treated as contingent on a change of ownership or control of the Company (or in the ownership of a substantial portion of the assets of the Company) or any person affiliated with the Company or such person (but only if such payment or other benefit is in connection with the Executive’s employment by the Company) (collectively, the “Company Payments”), will be subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Code (and any similar tax that may hereafter be imposed by any taxing authority), then the Executive will be entitled to receive either (i) the full amount of the Company Payments, or (ii) a portion of the Company Payments having a value equal to $1 less than three (3) times the Executive’s “base amount” (as such term is defined in Section 280G(b)(3)(A) of the Code), whichever of clauses (i) and (ii), after taking into account applicable federal, state, and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by the Executive on an after-tax basis, of the greatest portion of the Company Payments. Any determination required under this Section 26 shall be made in writing by the independent public accountant of the Company (the “Accountants”), whose determination shall be conclusive and binding for all purposes upon the Company and the Executive. For purposes of making any calculation required by this Section 26, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good-faith interpretations concerning the application of Sections 280G and 4999 of the Code. If there is a reduction of the Company Payments pursuant to this Section 26, such reduction shall occur in the following order: (A) any cash severance payable by reference to the Executive’s Base Salary or Annual Bonus, (B) any other cash amount payable to the Executive, (C) any employee benefit valued as a “parachute payment,” and (D) acceleration of vesting of any outstanding equity award.”

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(o)                         A new Section 27 is added to the Employment Agreement to read as follows:

“27.                         Definitions.

“Amendment No. 1” shall mean First Amendment to Employment Agreement, dated as of September 30, 2010, by and among the Company and the Executive, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Related Fund” shall have the meaning given to such term in the Purchase Agreement.

“Restructuring” shall have the meaning given to such term in Amendment No. 1.”

“Restructuring Effective Date” shall mean the “Effective Date” as defined in the Plan.

3.                                      Consents. The Executive hereby grants all consents and waivers that may be necessary or required (whether under applicable law (including the Bankruptcy Code), the Employment Agreement or otherwise) to (a) the assumption by the Company of the Employment Agreement, and (b) the assignment and transfer by the Company of the Employment Agreement to the Buyer, in each case pursuant to (and subject to the terms and conditions of) the Plan and the Purchase Agreement. In addition, the Executive hereby waives the application of the provisions of the first sentence of Section 14(a) of the Employment Agreement in connection with the assumption, assignment and transfer of the Employment Agreement referred to in the immediately preceding sentence. Without limiting the generality of the definition of “Buyer” herein, the Executive acknowledges and agrees that the term “Buyer” shall include the Buyer’s primary operating subsidiary undertaking the operations currently performed by Neff Rental, Inc. and the consents and waivers set forth in this Section 3 shall apply to any assignment and transfer of the Employment Agreement between or among Buyer and such subsidiary.

4.                                      Acknowledgments.

(a)                                 The Executive hereby acknowledges and agrees that neither the existence of the Restructuring, the consummation of the Restructuring nor any action taken by (or omission of) the Company on or prior to the Effective Date in connection with the Restructuring shall (i) constitute Good Reason, (ii) provide grounds for a finding that Good Reason exists or (iii) establish any element of Good Reason.

(b)                                 The Executive hereby acknowledges and agrees that neither the existence of the Restructuring, the consummation of the Restructuring nor any action taken by (or omission of) the Company on or prior to the Effective Date in connection with the Restructuring shall (i) constitute a Change in Control, (ii) provide grounds for a finding that a

8

Change in Control occurred or otherwise exists or (iii) establish any element of a Change in Control.

(c)                                  The Executive hereby acknowledges and agrees that he is not, as of the Effective Date, owed or otherwise entitled to any bonuses or incentive compensation and that there is no compensation owed which he previously deferred.

(d)                                 The Executive hereby acknowledges and agrees that all options, warrants, capital stock and other equity awards granted or issued to the Executive pursuant to the Debtors’ plans or programs will be terminated in connection with the consummation of the transactions contemplated by the Restructuring, and that the Executive will receive no consideration therefor.

5.                                      Ratification. Except as expressly provided herein, this Amendment shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the obligations, covenants or rights contained in the Employment Agreement, all of which are ratified and confirmed in all respects by the Parties and shall continue in full force and effect.

6.                                      Effective Date of Amendment. Notwithstanding anything herein to the contrary, and unless otherwise agreed-to by the Executive, this Amendment shall be null and void ab initio if the Effective Date does not occur.

7.                                      Effect of Amendment. Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect. Each reference to the Employment Agreement hereafter made in any document, agreement, instrument, notice or communication shall mean and be a reference to the Employment Agreement, as amended and modified hereby.

8.                                      Miscellaneous.

(a)                         The Buyer is an intended third-party beneficiary of this Amendment. This Amendment may be relied upon by (and is being relied upon by), shall be for the benefit of, and may be enforced by, the Buyer and each of its successors and assigns.

(b)                         This Amendment shall be governed and construed as to its validity, interpretation and effect by the laws of the State of Florida, without reference to its conflicts of laws provisions.

(c)                          The Section captions herein are for convenience of reference only, do not constitute part of this Amendment and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(d)                         This Amendment constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Parties with respect to such subject matter.

(e)                          This Amendment may be executed and delivered (by facsimile or PDF signature) in any number of counterparts, and each such counterpart shall be deemed to

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be an original instrument, but all such counterparts together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed the day and year first written above.

NEFF CORP.

By:	/s/ Mark Irion
Name: Mark Irion
Title: Chief Financial Officer

Employment Agreement Amendment — Hood

/s/ Graham Hood
GRAHAM HOOD

Employment Agreement Amendment — HOOD

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT is entered into as of May 10, 2013 (this “Amendment”), by and between GRAHAM HOOD (the “Executive”) and NEFF RENTAL LLC, a Delaware limited liability company (the “Company”). The Company and the Executive are sometimes referred to herein each a “Party” and, collectively, the “Parties.”

W I T N E S S E T H:

WHEREAS, the Executive is currently employed as Chief Executive Officer of the Company pursuant to an Employment Agreement dated as of March 2007 between the Executive and the Company (as assignee of Reorganized Neff, L.L.C., assignee of Neff Corp., successor by merger with Lyn Acquisition Corp.), as amended by that certain First Amendment to Employment Agreement dated as of September 30, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Employment Agreement”);

NOW THEREFORE, in consideration of the promises and the mutual covenants and obligations contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, subject to the terms and conditions set forth herein, agree as follows:

1.                                      Definitions. All references in the Employment Agreement to “this Agreement” shall be deemed to refer to the Employment Agreement as amended by this Amendment. Capitalized terms not defined herein shall have the meanings set forth for such terms in the Employment Agreement.

2.                                      Amendments.

(a)                                 Section 2. References in Section 2 of the Employment Agreement to the “Company” shall be deemed to be references to each of Neff Holdings LLC, Neff LLC, Neff Rental LLC and Neff Rental Finance Corp.

(b)                                 Section 11. The Parties agree that Section 11(c)(ii) of the Employment Agreement is hereby amended by deleting the words “in thirty-six (36) monthly installments” set forth therein and inserting, in lieu thereof, the words “in twenty-four (24) monthly installments”.

(c)                                  Section 15. The Parties agree that the last sentence of Section 15(a) of the Employment Agreement (referring to the Non-Compete Term) is hereby amended by deleting the words “and ending on the third anniversary” set forth therein and inserting, in lieu thereof, the words “and ending on the second anniversary”.

3.                                      Ratification. Except as expressly provided herein, this Amendment shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the obligations, covenants or rights contained in the Employment Agreement, all of which are ratified and confirmed in all respects

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4.                                      Effect of Amendment. Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect. Each reference to the Employment Agreement hereafter made in any document, agreement, instrument, notice or communication shall mean and be a reference to the Employment Agreement, as amended and modified hereby.

5.                                      Miscellaneous.

(a)                                 This Amendment shall be governed and construed as to its validity, interpretation and effect by the laws of the State of Florida, without reference to its conflicts of laws provisions.

(b)                                 The Section captions herein are for convenience of reference only, do not constitute part of this Amendment and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(c)                                  This Amendment constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Parties with respect to such subject matter.

(d)                                 This Amendment may be executed and delivered (by facsimile or PDF signature) in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

[Remainder Of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed effective as of the day and year first written above.

/s/ Graham Hood
Graham Hood

NEFF RENTAL LLC

By:

Name:

Title:

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